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                                                                   EXHIBIT 21.1

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                                  STATE OF           NAME UNDER WHICH DOING
NAME OF SUBSIDIARY              INCORPORATION                BUSINESS
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
PedoAlliance, Inc.                 Delaware        PedoAlliance, Inc.
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OrthAlliance Finance, Inc.         Delaware        OrthAlliance Finance, Inc.
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OrthAlliance Services, Inc.        California      OrthAlliance Services, Inc.
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OrthAlliance Properties, Inc.      California      OrthAlliance Properties, Inc.
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OrthAlliance New Image, Inc.       Delaware        OrthAlliance New Image, Inc.
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